UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2014

KOSMOS ENERGY LTD.

(Exact Name of Registrant as Specified in its Charter)

Bermuda	001-35167	98-0686001
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Clarendon House 2 Church Street Hamilton, Bermuda		HM 11
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: +1 441 295 5950

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Indenture and Notes

On August 1, 2014, in connection with the previously announced private offering of $300 million aggregate principal amount of 7.875% Senior Secured Notes due 2021 (the “Notes”) to eligible purchasers, Kosmos Energy Ltd. (the “Company”), Kosmos Energy Operating, Kosmos Energy International, Kosmos Energy Development, Kosmos Energy Ghana HC and Kosmos Energy Finance International (collectively, the “Guarantors”) entered into an Indenture governing the Notes issued by the Company with Wilmington Trust, National Association, as trustee, transfer agent, registrar and paying agent (the “Trustee”) and Banque Internationale à Luxembourg S.A., as Luxembourg listing agent, transfer agent and paying agent. The Notes mature on August 1, 2021. Interest accrues at 7.875% per annum and is payable semi-annually in arrears each February 1 and August 1, commencing on February 1, 2015.

The Notes are secured (subject to certain exceptions and permitted liens) by a first ranking fixed equitable charge on all shares held by the Company in its direct subsidiary, Kosmos Energy Holdings. The Notes are currently guaranteed on a subordinated, unsecured basis by the Company’s existing restricted subsidiaries that guarantee the Company’s commercial debt facility and revolving credit facility (the “Corporate Revolver”), and, in certain circumstances, the Notes will become guaranteed by certain of the Company’s other existing or future restricted subsidiaries. As of the closing of the offering, the Notes were guaranteed by the Guarantors.

Redemption and Repurchase

At any time prior to August 1, 2017 and subject to certain conditions, the Company may, on any one or more occasions, redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture at a redemption price of 107.875%, plus accrued and unpaid interest, with the cash proceeds of certain eligible equity offerings. Additionally, at any time prior to August 1, 2017, the Company may, on any one or more occasions, redeem all or a part of the Notes at a redemption price equal to 100%, plus any accrued and unpaid interest, and plus a “make-whole” premium. On or after August 1, 2017, the Company may redeem all or a part of the Notes at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest:

Year	Percentage
On or after August 1, 2017, but before August 1, 2018	103.938%
On or after August 1, 2018, but before August 1, 2019	101.969%
On or after August 1, 2019 and thereafter	100.000%

The Company may also redeem the Notes in whole, but not in part, at any time if changes in tax laws impose certain withholding taxes on amounts payable on the Notes at a price equal to the principal amount of the Notes plus accrued interest and additional amounts, if any, as may be necessary so that the net amount received by each holder after any withholding or deduction on payments of the Notes will not be less than the amount such holder would have received if such taxes had not been withheld or deducted.

Upon the occurrence of a “change of control triggering event” as defined under the Indenture, the Company will be required to make an offer to repurchase Notes at a repurchase price equal to 101% of the principal amount, plus accrued and unpaid interest to, but excluding, the date of repurchase.

If the Company sells assets, under certain circumstances outlined in the Indenture, it will be required to use the net proceeds to make an offer to purchase Notes at an offer price in cash in an amount equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest to, but excluding, the repurchase date.

Covenants

The Indenture restricts the ability of the Company and its restricted subsidiaries to, among other things: incur or guarantee additional indebtedness, create liens, pay dividends or make distributions in respect of capital stock,  purchase or redeem capital stock,  make investments or certain other restricted payments, sell assets, enter into agreements that restrict the ability of the Company’s subsidiaries to make dividends or other payments to the Company, enter into transactions with affiliates or effect certain consolidations, mergers or amalgamations. These covenants are subject to a number of important qualifications and exceptions. Certain of these covenants will be terminated if the Notes are assigned an investment grade rating by both Standard & Poor’s Rating Services and Fitch Ratings Inc. and no default or event of default has occurred and is continuing.

A copy of the Indenture is filed as Exhibit 4.1 to this Current Report on Form 8-K (“Form 8-K”) and is incorporated herein by reference. The description of the Indenture and the Notes in this report is a summary and is qualified in its entirety by the terms of the Indenture and the Notes.

KEL Intercreditor and Security Sharing Agreement

On August 1, 2014, the Company entered into the KEL Intercreditor and Security Sharing Agreement (the “KEL Intercreditor Agreement”) among the Trustee, BNP Paribas, as security and intercreditor agent and Standard Chartered Bank, as the RCF Agent. The KEL Intercreditor Agreement is governed by English law and sets forth the relative rights of creditors with respect to the Company’s liabilities under the Corporate Revolver and the Indenture. Among other things, the KEL Intercreditor Agreement provides that:

•                  The liabilities under the Corporate Revolver and the Indenture shall rank pari passu in right and priority of payment and without any preference between them; and

•                  The liabilities under the Corporate Revolver and the Indenture are secured on a pari passu basis without any preference between them.

A copy of the KEL Intercreditor Agreement is filed as Exhibit 4.2 to this Form 8-K and is incorporated herein by reference. The description of the KEL Intercreditor Agreement in this report is a summary and is qualified in its entirety by the terms of the KEL Intercreditor Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Form 8-K is incorporated by reference to this Item 2.03.

Item 9.01	Financial Statements and Other Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1

Indenture, dated as of August 1, 2014, among Kosmos Energy Ltd. (the “Company”), Kosmos Energy Operating, Kosmos Energy International, Kosmos Energy Development, Kosmos Energy Ghana HC and Kosmos Energy Finance International, Wilmington Trust, National Association, as trustee, transfer agent, registrar and paying agent and Banque Internationale à Luxembourg S.A., as Luxembourg listing agent, transfer agent and paying agent (including the Form of Notes).

4.2

KEL Intercreditor and Security Sharing Agreement, dated as of August 1, 2014, among the Company, BNP Paribas, as security and intercreditor agent, Standard Chartered Bank, as RCF Agent and Wilmington Trust, National Association, as trustee, transfer agent, registrar and paying agent of the Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   August 1, 2014

KOSMOS ENERGY LTD.

By:	/s/ W. Greg Dunlevy
W. Greg Dunlevy
Chief Financial Officer and Executive Vice President

EXHIBIT INDEX

Exhibit No.	Description

4.1

Indenture, dated as of August 1, 2014, among Kosmos Energy Ltd. (the “Company”), Kosmos Energy Operating, Kosmos Energy International, Kosmos Energy Development, Kosmos Energy Ghana HC and Kosmos Energy Finance International, Wilmington Trust, National Association, as trustee, transfer agent, registrar and paying agent and Banque Internationale à Luxembourg S.A., as Luxembourg listing agent, transfer agent and paying agent (including the Form of Notes).

4.2

KEL Intercreditor and Security Sharing Agreement, dated as of August 1, 2014, among the Company, BNP Paribas, as security and intercreditor agent, Standard Chartered Bank, as RCF Agent and Wilmington Trust, National Association, as trustee, transfer agent, registrar and paying agent of the Notes.